CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of December 7, 2022, between Perfect Solutions Group, Inc., a Nevada Corporation (“PSGI”), and the undersigned holder (“Holder”) of shares of PSGI’s Series Z Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

RECITALS

WHEREAS, the shares of Preferred Stock held by Holder are convertible into shares of PSGI’s common stock, $0.0001 par value per share (the “Common Stock”), at the option of Holder, pursuant to, and subject to the limitations set forth in, the Restated Articles of Incorporation of PSGI filed with the Nevada Secretary of State on November 23, 2022;

WHEREAS, the shares of Preferred Stock are entitled to certain conversion rights as set forth in the Restated Articles of Incorporation of PSGI; and

WHEREAS, Holder and PSGI desire to enter into this Agreement to provide for the conversion of all shares of the Series Z Preferred Stock held by Holder. Each one share of Series Z Preferred Stock of PSGI is convertible into one million shares of Common Stock of PSGI;

NOW, THEREFORE it is hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert.

a. Holder hereby elects to convert all shares of Series Z Preferred Stock held by Holder into shares of Common Stock in accordance with Article IV of the PSGI Restated Articles of Incorporation.

b. The conversion of shares of Series Z Preferred Stock contemplated hereby shall be effective on December 7, 2022 (the “Effective Date”).

2. Issuance of shares of Common Stock. PSGI shall cause to be recorded, by the Company’s transfer agent, in book entry, the shares of Common Stock issuable upon conversion of the shares of the Series Z Preferred Stock held by Holder being converted hereby as soon as practicable after the Effective Date.

3. Restricted Securities. Holder hereby understands, acknowledges and agrees that the shares of Common Stock issuable upon conversion of the shares of the Series Z Preferred Stock Series held by Holder being converted hereby shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws. The certificates representing such shares of Common Stock shall bear a legend to such effect.

4. Further Assurances. Each of Holder and PSGI agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

5. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

6. Governing Law. This Agreement shall be deemed executed in the State of Nevada and is to be governed by and construed under Nevada law, without regard to its choice of law provisions.

7. Entire Agreement. This Agreement (along with the Conversion Notice) is the entire Agreement between Holder and PSGI and may not be modified or amended except by a written instrument signed by each of Holder and PSGI. Each of Holder and PSGI has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

HOLDER:		PERFECT SOLUTIONS GROUP, INC.

Signature:	/s/ Koichi Ishizuka	By:	/s/ Koichi Ishizuka
Koichi Ishizuka
Print	Koichi Ishizuka	Its:	Chief Executive Officer and Director
Name:	White Knight Co., Ltd.

Title:	CEO

(if Holder is not a Natural Person)

CONVERSION NOTICE

Reference is made to this certain Conversion Notice dated as of December 7, 2022 (the “Conversion Notice”), between the undersigned (“Holder”) and Perfect Solutions Group, Inc., a Nevada corporation (“PSGI”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Conversion Agreement.

Holder hereby elects to convert, as of the Effective Date, all shares of Series Z Preferred Stock held by Holder into shares of Common Stock in accordance with the terms of the PSGI’s Restated Articles of Incorporation filed with the Nevada Secretary of State on November 23, 2022. Such shares of Common Stock issuable in connection with this Conversion Notice and the Conversion Notice (the “Shares”) shall be issued in the name of the Holder, and recorded by the Company’s transfer agent in book-entry format.

Holder hereby represents and warrants to PSGI that Holder is an “accredited investor” under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

HOLDER:

Signature:	/s/ Koichi Ishizuka

Print Name:	White Knight Co., Ltd.

Title:	CEO
(if Holder is not a Natural Person)